Signature Pages

BECKER DRAPKIN MANAGEMENT, L.P.

	By:	BC Advisors, LLC, its general partner

Date: 12/29/2011		By:	/s/ Michael S. Grisolia
Name: Michael S. Grisolia
Title: Attorney-in-Fact

BECKER DRAPKIN PARTNERS (QP), L.P.

	By:	Becker Drapkin Management, L.P., its general partner

		By:	BC Advisors, LLC, its general partner

Date: 12/29/2011			By:	/s/ Michael S. Grisolia
Name: Michael S. Grisolia
Title: Attorney-in-Fact

BECKER DRAPKIN PARTNERS, L.P.

	By:	Becker Drapkin Management, L.P., its general partner

		By:	BC Advisors, LLC, its general partner

Date: 12/29/2011			By:	/s/ Michael S. Grisolia
Name: Michael S. Grisolia
Title: Attorney-in-Fact

BD PARTNERS IV, L.P.

	By:	Becker Drapkin Management, L.P., its general partner

		By:	BC Advisors, LLC, its general partner

Date: 12/29/2011			By:	/s/ Michael S. Grisolia _
Name: Michael S. Grisolia
Title: Attorney-in-Fact

BC ADVISORS, LLC

Date: 12/29/2011	By:	/s/ Michael S. Grisolia
Name: Michael S. Grisolia
Title: Attorney-in-Fact

STEVEN R. BECKER

Date: 12/29/2011	By:	/s/ Michael S. Grisolia
Name: Michael S. Grisolia
Title: Attorney-in-Fact

MATTHEW A. DRAPKIN

Date: 12/29/2011	By:	/s/ Michael S. Grisolia
Name: Michael S. Grisolia
Title: Attorney-in-Fact